UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2009

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Tredegar Corporation (the “Company”) is furnishing this Amendment No. 1 to the Current Report on Form 8-K furnished on February 13, 2009 (the “Original Form 8-K”) to amend a projection within the press release attached thereto as Exhibit 99. The Company provided a projection of depreciation expense for its film products segment of approximately $27 million for 2009 in the press release exhibit to the Original Form 8-K. Upon further review, it was determined that the depreciation expense projection for its film products segment for 2009 should have been approximately $32 million. All other information in the press release and the Original Form 8-K remains unchanged.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K/A shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: February 26, 2009	By:	/s/ D. Andrew Edwards
D. Andrew Edwards
Vice President, Chief Financial Officer
and Treasurer

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